Exhibit 10.46
AMENDMENT TO
OPTION GRANT CERTIFICATES

This Amendment (this “Amendment”) to Option Grant Certificates is entered into as of March 8, 2023 (the “Effective Date”) by and between Lifetime Brands, Inc. (the “Company”) and Jeffrey Siegel (the “Grantee”), and hereby amends each of the outstanding option grant certificates (the “Option Grant Certificates”) set forth on Annex A hereto issued pursuant to the Company’s Amended and Restated 2000 Long-Term Incentive Plan (the “LTIP”) on the date set forth on Annex A hereto, and in respect of the number of shares of common stock of the Company (“Shares”) set forth on Annex A hereto. Capitalized terms not defined herein have the meanings set forth in the LTIP or the applicable Option Grant Certificate, as applicable.

WHEREAS, the Company and the Grantee desire to amend the Option Grant Certificates to reflect the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee hereby agree as follows:

1.Section 6(iii) of each Option Grant Certificate shall be deleted in its entirety and replaced with the following:
“(iii) as to the vested portion of the Option (after taking into account any accelerated vesting pursuant to the preceding paragraph), (a) if the Grantee’s Termination of Service is for a reason other than for death or Disability, the 91st day following the Grantee’s Termination of Service, provided, however, if the Grantee shall die or become Disabled during such 91-day period, the Option shall terminate as to the vested portion thereof on the date that is 12 months following the date the Grantee dies or becomes Disabled, as the case may be, (b) if the Grantee’s Termination of Service is as a result of death or Disability, 12 months following the Grantee’s Termination of Service, and (c) if the Grantee’s Termination of Service is for Cause, immediately upon such termination, provided that, for purposes of the foregoing clauses (a), (b), and (c), ‘Termination of Service’ shall mean the termination of the Grantee’s service with the Company in all capacities so that the Grantee no longer serves as an officer or employee of the Company or a member of the Board”
2.No Other Amendments. Except as expressly set forth in this Amendment, the Option Grant Certificates shall continue in full force and effect, without modification, in accordance with their terms.

3.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. Execution and delivery of this Amendment by exchange of facsimile or electronic copies bearing the facsimile or electronic signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.46
IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

LIFETIME BRANDS, INC.
By:	/s/ Robert B. Kay
Name:	Robert B. Kay
Title:	Chief Executive Officer

GRANTEE

/s/ Jeffrey Siegel
Jeffrey Siegel

Exhibit 10.46

Annex A

Outstanding Option Grant Certificates

Date of Grant	Number of Shares	Exercise Price Per Share
May 7, 2013	24,000	$12.79
March 12, 2014	100,000	$18.04
April 30, 2014	16,000	$19.10
January 12, 2017	75,000	$16.60